UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2021

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2021, Royal Building Products (USA) Inc. (the “Purchaser”), a wholly owned subsidiary of Westlake Chemical Corporation, a Delaware corporation (“Westlake”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) by and among Boral Building Products Inc., a Michigan corporation (“Boral Building Products”), Boral Stone Products LLC, a Delaware limited liability company (“Boral Stone”), Boral Lifetile Inc., a California corporation (“Boral Lifetile”), Boral Windows LLC, a Utah limited liability company (“Boral Windows”), Boral Industries Inc., a California corporation (the “Seller” and, collectively with Boral Building Products, Boral Stone, Boral Lifetile and Boral Windows, the “Seller Parties”), the Purchaser and, solely for the limited purposes set forth therein, Boral Limited, an Australian corporation (“Boral”), and, solely for the limited purposes set forth therein, Westlake. Pursuant to the terms of the Purchase Agreement, the Purchaser has agreed to acquire (the “Acquisition”) from the Seller 100% of the issued and outstanding equity interests of certain subsidiaries of the Seller engaged in Boral’s North American building products businesses in roofing, siding, trim and shutters, decorative stone and windows (the “Target Companies”) for a purchase price of $2.15 billion in cash. The purchase price is subject to certain closing date adjustments as set forth in the Purchase Agreement. The Purchase Agreement also includes a potential earn-out payment from the Purchaser to the Seller of up to $65 million if Boral’s windows business generates EBITDA in excess of a specified target in its fiscal year ending June 30, 2024.

The Acquisition has been unanimously approved by the boards of directors of both Boral and Westlake. The closing of the Acquisition is currently expected to occur in the second half of 2021, subject to the receipt of certain regulatory approvals and other customary closing conditions as described below.

The obligations of the parties to consummate the Acquisition is subject to various customary closing conditions, including, among other things, (i) the absence of an order, judgment, injunction or law prohibiting the transactions contemplated by the Purchase Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (iii) the accuracy of each party’s representations and warranties contained in the Purchase Agreement and (iv) each party’s compliance with or performance of its covenants and obligations contained in the Purchase Agreement in all material respects. The consummation of the Acquisition is not subject to a financing condition.

The Purchase Agreement contains customary representations and warranties made by the parties, and also contains customary covenants and agreements, including, among other things, agreements by the Target Companies to conduct their respective businesses in the ordinary course consistent with past practice during the period between the execution of the Purchase Agreement and the closing of the Acquisition, to not engage in certain kinds of transactions or take certain actions during this period unless consented to in writing by Westlake, to suspend any discussions relating to any acquisition proposal with respect to any of the Target Companies and to not directly or indirectly solicit, encourage or facilitate, or enter into discussions concerning, any such acquisition proposal. In addition, on the terms and subject to the conditions set forth in the Purchase Agreement, each party has agreed to use their best efforts to obtain all required regulatory approvals, and the Purchaser has agreed to take all necessary action to avoid the commencement of any action by any governmental authority to prohibit the transactions contemplated by the Purchase Agreement on the basis of antitrust laws with respect to the Acquisition, so as to enable the closing of the Acquisition to occur as soon as reasonably possible and in any event no later than June 20, 2022 (subject to a 90-day extension), including negotiating, committing to and effecting by consent decree, hold separate orders or otherwise the sale, divestiture or disposition of such assets or businesses of the Purchaser and its affiliates.

The Purchase Agreement contains certain termination rights for both the Seller and the Purchaser, including, among other things: (i) by mutual written consent of the Seller and the Purchaser; (ii) by the Seller or the Purchaser, if the Acquisition is not consummated on or prior to June 20, 2022, provided, however, that if all closing conditions (other than the condition pertaining to the termination of regulatory waiting periods) are satisfied or are capable of being satisfied at such time, such date may be extended to September 18, 2022 by either the Seller or the Purchaser by written notice on or prior to June 20, 2022; (iii) by the Seller or the Purchaser, if a governmental authority shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the closing of the Acquisition; (iv) by the Seller, in the case of certain breaches of representations, warranties, covenants or agreements on the part of the Purchaser set forth in the Purchase Agreement; and (v) by the Purchaser, in the case of certain breaches of representations, warranties, covenants or agreements on the part of the Seller Parties set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete. A copy of the Purchase Agreement will be filed with the Securities and Exchange Commission (“SEC”) as an exhibit to Westlake’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

The Purchase Agreement is not intended to provide any other factual information about Westlake, Boral or any of their respective subsidiaries or affiliates. In particular, the representations and warranties, including the assertions embodied therein, contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties to the Purchase Agreement. Certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement that differs from those applicable to investors and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Westlake, Boral or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Westlake’s or Boral’s public disclosures. Investors should read the Purchase Agreement together with the other information that Westlake publicly files in reports and statements with the SEC.

Item 7.01. Regulation FD Disclosure.

On June 20, 2021, Westlake issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

On June 20, 2021, Westlake also provided supplemental information regarding the Acquisition in connection with a presentation to investors. A copy of the investor presentation is furnished with this Current Report on Form 8-K as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by Westlake under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical statements, including statements regarding the expected timing of the closing of the proposed transaction and whether required regulatory approval will be obtained, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond Westlake’s control. Actual results could differ materially, based on factors including, but not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur; the risk that HSR approval is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating Boral’s operations and the ultimate outcome of Westlake’s operating efficiencies applied to Boral’s products and services; the effects of the proposed transaction, including the combined company’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Westlake to realize such synergies and other benefits; results of litigation, settlements, and investigations; and other risks and uncertainties described in Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC in February 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed with the SEC in May 2021, recent Current Reports on Form 8-K filed by Westlake, and other SEC filings. These filings also discuss some of the important risk factors that may affect Westlake’s business, results of operations and financial condition. Westlake undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 20, 2021.

99.2	Investor Presentation.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ L. Benjamin Ederington

Name:	L. Benjamin Ederington
Title:	Senior Vice President, General
Counsel, Chief Administrative Officer and Secretary

Date: June 21, 2021